UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒      Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Offerpad Solutions Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Offerpad

2024

ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT

Offerpad Solutions Inc. 2024 Proxy Statement	LET

April 24, 2024

To Fellow Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Offerpad Solutions Inc. at 8:00 a.m. Pacific Time, on Tuesday, June 4, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and proxy statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 6 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Brian Bair

Chief Executive Officer and Chairman of the Board

Offerpad Solutions Inc. 2024 Proxy Statement	TOC

Offerpad Solutions Inc. 2024 Proxy Statement	(i)

OFFERPAD SOLUTIONS INC.

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, JUNE 4, 2024

The Annual Meeting of Stockholders (the “Annual Meeting”) of Offerpad Solutions Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Pacific Time on Tuesday, June 4, 2024.

Annual Meeting will be held at 8:00 a.m. Pacific Time on Tuesday, June 4, 2024.	The Annual Meeting will be a completely virtual meeting, conducted via live webcast.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPAD2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

●	To elect Sheryl Palmer and Ryan O’Hara as Class III directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

●	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

●	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Class A common stock as of the close of business on April 11, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive offices. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement provided at the Annual Meeting or in any other manner permitted by the Delaware General Corporation Law.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Benjamin A. Aronovitch

Chief Legal Officer and Secretary

Chandler, Arizona

April 24, 2024

(ii)	Offerpad Solutions Inc. 2024 Proxy Statement	Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	Tuesday, June 4, 2024
Time:	8:00 a.m. Pacific Time
Virtual Meeting:	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/OPAD2024.
Record Date:	April 11, 2024
Voting:	Stockholders as of the record date are entitled to vote. Each outstanding share of Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Proposals and Voting Recommendations

	Board Recommendation	Page

Election of the Class III director nominees named herein	FOR	8

Ratification of the appointment of our independent registered accounting firm for fiscal year ending 2024	FOR	13

Advisory vote on the compensation of our named executive officers	FOR	14

Voting Methods

YOU CAN VOTE IN ONE OF FOUR WAYS:

Visit www.proxyvote.com to vote VIA THE INTERNET

Call 1-800-690-6903 to vote BY TELEPHONE

If you received printed proxy materials, sign, date and return your proxy card or voting instruction form, as applicable, in the prepaid enclosed envelope to vote BY MAIL

You may also vote ONLINE during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/OPAD2024 and following the instructions. If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote prior to the meeting via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 3, 2024. Stockholders may revoke their proxies at the times and in the manner described on page 7 of this proxy statement.

You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, your proxy card or the instructions that accompanied your proxy materials to join the Annual Meeting and to vote during the Annual Meeting.

Proxy Statement Summary	Offerpad Solutions Inc. 2024 Proxy Statement	1

OFFERPAD SOLUTIONS INC.

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Offerpad Solutions Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 4, 2024 (the “Annual Meeting”), at 8:00 a.m., Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPAD2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) as of the close of business on April 11, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 27,301,933 shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about April 24, 2024 to our stockholders as of the Record Date.

Background

On September 1, 2021 (the “Closing Date”), Offerpad Solutions Inc. was formed through a business combination (the “Business Combination”) with Supernova Partners Acquisition Company, Inc. (“Supernova”). On the Closing Date, and in connection with the closing (the “Closing”) of the Business Combination, Supernova changed its name to Offerpad Solutions Inc.

In this proxy statement, “Offerpad”, “Company”, “we”, “us”, and “our” refer to Offerpad Solutions Inc. and its consolidated subsidiaries following the consummation of the Business Combination and to OfferPad, Inc. (“Old OfferPad”) and its consolidated subsidiaries prior to the Business Combination.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 4, 2024

This proxy statement and our 2023 Annual Report are available at http://www.proxyvote.com

2	Offerpad Solutions Inc. 2024 Proxy Statement	Proxy Statement Summary

Proposals

At the Annual Meeting, our stockholders will be asked:

●	To elect Sheryl Palmer and Ryan O’Hara as Class III directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

●	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

●	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board” or “Board of Directors”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Class A Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●

FOR the election of Sheryl Palmer and Ryan O’Hara as Class III directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

●	FOR, on an advisory (non-binding basis) the compensation of our named executive officers.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Proxy Statement Summary	Offerpad Solutions Inc. 2024 Proxy Statement	3

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Offerpad’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Offerpad is making this proxy statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 24, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

4	Offerpad Solutions Inc. 2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 11, 2024. You are entitled to vote at the Annual Meeting only if you were a holder of record of Class A Common Stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting. At the close of business on the Record Date, there were 27,301,933 shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the Class A Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

Offerpad has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are an Offerpad stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/OPAD2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 8:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, if the Board of Directors so determines, the stockholders may adjourn the meeting by the affirmative vote of a majority of the voting power present in person, or by remote communication, if applicable, or represented by proxy of the outstanding shares of Class A Common Stock entitled to vote thereon.

Questions And Answers About The 2024 Annual Meeting Of Stockholders	Offerpad Solutions Inc. 2024 Proxy Statement	5

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

by INTERNET	by TELEPHONE	by MAIL	ELECTRONICALLY at the MEETING

You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or	If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 3, 2024. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;

●	by granting a subsequent proxy through the Internet or telephone;

●	by giving written notice of revocation to the Secretary of Offerpad prior to the Annual Meeting; or

●	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

6	Offerpad Solutions Inc. 2024 Proxy Statement	Questions And Answers About The 2024 Annual Meeting Of Stockholders

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of the Company will act as inspector of election. A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/OPAD2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/OPAD2024.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;

●	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

●	related to any pending, threatened or ongoing litigation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	substantially repetitious of questions already made by another stockholder;

●	in excess of the two question limit;

Questions And Answers About The 2024 Annual Meeting Of Stockholders	Offerpad Solutions Inc. 2024 Proxy Statement	7

●	in furtherance of the stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (or as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the cases of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors. Abstentions will have no effect on the ratification of the appointment of Deloitte & Touche LLP or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (a) has not received voting instructions from the beneficial owner and (b) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

8	Offerpad Solutions Inc. 2024 Proxy Statement	PROPOSALS TO BE VOTED ON

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, two (2) Class III directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have seven (7) directors on our Board. Our current Class III Directors are Ryan O’Hara and Sheryl Palmer. The Board has nominated each of the foregoing director candidates to serve as Class III directors until the 2027 Annual Meeting.

In accordance with our Certificate of Incorporation and Bylaws, our Board is divided into three classes with staggered three year terms. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose current term will expire at the Annual Meeting, and, if elected at the Annual Meeting, whose subsequent term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Brian Bair, Roberto Sella and Kenneth DeGiorgio; the current Class II Directors are Alexander Klabin and Katie Curnutte; and the current Class III Directors are Sheryl Palmer and Ryan O’Hara.

Our Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of any series of preferred stock, the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Class A Common Stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Mr. O’Hara or Ms. Palmer should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors.

Proposal 1: Election of Directors	Offerpad Solutions Inc. 2024 Proxy Statement	9

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below director nominees.

Nominees For Class III Director (terms to expire at the 2027 Annual Meeting)

The current members of the Board of Directors who are also nominees for election to the Board of Directors are as follows:

Name	Age	Served as a Director Since	Position with Offerpad
Ryan O’Hara	55	2021	Director and Chair of the Compensation Committee

Sheryl Palmer	62	2021	Director and Chair of the Audit Committee

Age: 55 Director since: 2021 Committees: Compensation (Chair) Nominating and Corporate Governance Director Qualification Highlights: Technology Sector Knowledge Public Company Board Experience

Ryan O’Hara

Director and Chair of the Compensation Committee

Mr. O’Hara has served on our Board since September 2021. Mr. O’Hara has served as Chief Executive Officer of Home Buyers Warranty Group, a leading home warranty company, since July 2022, and as an advisor to Apollo Global Management, a global alternative investment management firm, in the technology and media sectors since January 2020. From June 2019 to December 2019, Mr. O’Hara served as the chief executive officer of Shutterfly, Inc., a public image sharing company, where he also served as a member of the board of directors from June 2019 to October 2019. Prior to Shutterfly, from January 2015 to June 2019, Mr. O’Hara served as the chief executive officer of Move Inc., a real estate listing company, which operates real estate websites including Realtor.com. Mr. O’Hara has also served as a board member on the board of REA Group Limited from June 2017 to April 2019. Mr. O’Hara currently serves on the board of directors of Thryv Holdings, Inc., a public company specializing in small business management software, and previousky served on the board of TKB Critical Technologies 1, a special purpose acquisition company from December 2021 to August 2023. Mr. O’Hara also currently serves on the advisory council for the Stanford University Center on Longevity. Mr. O’Hara holds a B.A. in Economics from Stanford University, an M.B.A. from Harvard Business School and the Director Certificate from Harvard Business School.

Skills & Qualifications: We believe Mr. O’Hara is qualified to serve on our Board because of his significant knowledge of the technology sector and his experience serving on the boards of directors of both public and private companies.

10	Offerpad Solutions Inc. 2024 Proxy Statement	Proposal 1: Election of Directors

Age: 62 Director since: 2021 Committees: Audit (Chair) Nominating and Corporate Governance Director Qualification Highlights: Real Estate Experience Public Company Board Experience

Sheryl Palmer

Director and Chair of the Audit Committee

Ms. Palmer has served on our Board since September 2021. Ms. Palmer has served as the president, chief executive officer and a member of the board of directors of Taylor Morrison Home Corporation (“Taylor Morrison”), a public national homebuilder and developer, since August 2007. She has also served as Taylor Morrison’s chairman of the board of directors since May 2017. Ms. Palmer brings over 30 years of cross-functional building experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. Ms. Palmer previously served as a member of the board of directors and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet, from October 2015 to March 2022, and as a member of the board of directors and executive committee of HomeAid America, a national non-profit that works with the local building industry to build and renovate multi-unit shelters for homeless families. She currently serves as chairman of the board of directors for Building Talent Foundation, and as a member of the executive committee of the Joint Center for Housing Studies at Harvard University.

Skills & Qualifications: We believe Ms. Palmer’s over 30 years of real estate industry experience and her role as a seasoned public company CEO and director make her a valuable member of our Board.

Continuing members of the Board of Directors:

Class I Directors (terms to expire at the 2025 Annual Meeting)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since*	Position with Offerpad
Brian Bair	47	2015	Chief Executive Officer and Chairman of the Board
Roberto Sella	58	2019	Director
Kenneth DeGiorgio	53	2019	Lead Director and Chair of the Nominating and Corporate Governance Committee

*Includes service on the board of directors of Old Offerpad.

Age: 47 Director since: 2015 Committees: None Director Qualification Highlights: Real Estate Leadership

Brian Bair

Chief Executive Officer and Chairman of the Board

Mr. Bair has served as Offerpad’s Chief Executive Officer since he founded Offerpad in July 2015 with a mission to provide the best way to buy and sell a home, including as the Chief Executive Officer and Chairman of our Board since September 2021. Mr. Bair has had a strong influence in the real estate industry over the past 15 years, having pioneered several successful real estate service models that aim to give sellers and buyers more certainty and control. Prior to founding Offerpad, Mr. Bair served as the founder and president at Bair Group Real Estate from April 2008 to June 2015. Additionally, Mr. Bair co-founded Lexington Financial in March 2011, and served as its managing member from March 2011 to March 2012. He also co-founded Bridgeport Financial Services in May 2008, a company that specialized in acquiring distressed homes, and served as its managing member from May 2008 to May 2011. Mr. Bair has also consulted for national companies on how to acquire, renovate and sell homes. Mr. Bair has also previously served as an advisory member for the Freddie Mac Housing of Tomorrow Council.

Skills & Qualifications: We believe that Mr. Bair is qualified to serve as Chairman of our Board due to his extensive experience in the real estate industry and his history as Offerpad’s founder.

Proposal 1: Election of Directors	Offerpad Solutions Inc. 2024 Proxy Statement	11

Age: 58 Director since: 2019 Committees: None Director Qualification Highlights: Investment and Financial Expertise

Roberto Sella

Director

Mr. Sella served as a member of the board of directors of Old OfferPad from February 2019 until September 2021, and on our Board since September 2021. Mr. Sella is the founder of LL Funds, an alternative asset manager and private equity fund, and has served as LL Funds’ managing partner since inception in March 2009. Mr. Sella currently serves on the board of directors of several private companies. Mr. Sella received his B.A. in Economics and Mathematics from the University of Wisconsin and M.B.A. from The Wharton School, University of Pennsylvania.

Skills & Qualifications: We believe Mr. Sella is qualified to serve on our Board because of his extensive investment experience, financial expertise and knowledge of Offerpad’s business and operations.

Age: 53 Director since: 2019 Committees: Nominating and Corporate Governance (Chair) Compensation Director Qualification Highlights: Real Estate and Business Experience

Kenneth DeGiorgio

Lead Director and Chair of the Nominating and Corporate Governance Committee

Mr. DeGiorgio served as a member of the board of directors for Old OfferPad from February 2019 until September 2021 and on our Board since September 2021. Since February 2022, Mr. DeGiorgio has also served as chief executive officer and as a member of the board of directors of First American Financial Corporation (“FAF”), a public company engaged in title insurance and settlement services. Prior to his appointment as CEO, Mr. DeGiorgio served as FAF’s president from 2021 to 2022 and its executive vice president, overseeing FAF’s international division, trust company and various corporate functions from 2010 to 2021.

Skills & Qualifications: We believe Mr. DeGiorgio is qualified to serve on our Board due to his extensive real estate and business experience and knowledge of Offerpad’s business and operations.

Continuing members of the Board of Directors:

Class II Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position
Katie Curnutte	44	2021	Director
Alexander M. Klabin	48	2019*	Director

*Includes service on the board of directors of Supernova.

12	Offerpad Solutions Inc. 2024 Proxy Statement	Proposal 1: Election of Directors

Age: 44 Director since: 2021 Committees: Audit Director Qualification Highlights: Communications Public Affairs Scaling Technology

Katie Curnutte

Director

Ms. Curnutte has served on our Board since September 2021. Ms. Curnutte is a founding partner at Kingston Marketing Group (“KMG”), a start-up focused, global marketing and communications firm founded in September 2019. At KMG, she runs communications strategy for notable companies. Before KMG, Ms. Curnutte was senior vice president of communications and public affairs at Zillow from July 2008 to August 2019. Ms. Curnutte also served on the board of directors of Supernova Partners Acquisition Co II, Ltd. from March 2021 until March 2022. Ms. Curnutte graduated from the University of Illinois Urbana-Champaign with a B.S. in Journalism.

Skills & Qualifications: We believe Ms. Curnutte is qualified to serve on our Board due to her experience in communications, public affairs and scaling technology companies.

Age: 48 Director since: 2019 Committees: Audit Compensation Director Qualification Highlights: Investment and Corporate Finance

Alexander Klabin

Director

Mr. Klabin served as a member of Supernova’s board of directors from its inception until the closing of the Business Combination in September 2021, and on our Board since September 2021. Mr. Klabin is Chairman and CEO of Ancient, an investment holding company based in New York. He serves as executive chairman of Sotheby’s Financial Services, a leading art-based lender, and Chairman of Solairus Aviation, the largest private aircraft management company in the United States. Prior to forming Ancient in 2022, Mr. Klabin co-founded Senator Investment Group, an investment management firm, in 2008 and served as managing partner and co-chief investment officer until March 2020. Mr. Klabin has served as a member of the board of directors of Supernova Partners Acquisition Co III, Ltd. since its inception in March 2021. Mr. Klabin also served as a member of the board of directors of Supernova Partners Acquisition Co II, Ltd. from March 2021 until March 2022. He is a member of the board of directors of several private companies. Additionally, Mr. Klabin serves as a Trustee of the New York Philharmonic, The Allen-Stevenson School and is a member of the Leadership Council of The Robin Hood Foundation. Mr. Klabin received a B.A. degree in English Literature from Princeton University.

Skills & Qualifications: We believe Mr. Klabin is well qualified to serve on our Board due to his significant investment and corporate finance experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	Offerpad Solutions Inc. 2024 Proxy Statement	13

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

14	Offerpad Solutions Inc. 2024 Proxy Statement	Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive Compensation” in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Offerpad Solutions Inc. approve, on an advisory (non-binding) basis, the 2023 compensation of Offerpad Solutions Inc.’s named executive officers as described in the Compensation Discussion & Analysis and related compensation tables and narrative disclosure set forth in Offerpad Solutions Inc.’s Proxy Statement for the 2024 Annual Meeting of Stockholders.”

This vote is merely advisory and will not be binding upon us, our Board or the Compensation Committee, nor will it create or imply any change in the duties of us, our Board, or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

At our annual meeting of stockholders held in 2022, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our Board determined to hold a “say-on-pay” advisory vote every year. An annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our annual meeting of stockholders to be held in 2025.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	Offerpad Solutions Inc. 2024 Proxy Statement	15

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of Offerpad Solutions Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Sheryl Palmer (Chair)

Alexander Klabin

Katie Curnutte

16	Offerpad Solutions Inc. 2024 Proxy Statement	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services:

Fee Category	2023	2022
Audit Fees	$1,424,000	$1,494,000
Audit Related Fees	44,000	44,000
Tax Fees	182,000	260,000
All Other Fees	–	–
Total Fees	$1,650,000	$1,798,000

Audit Fees

Audit fees consist of fees for professional services rendered in connection with the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, consultations on accounting matters directly related to the audit and the audit of the effectiveness of our internal controls over financial reporting.

Audit Related Fees

Audit related fees consist of fees for professional services rendered in connection with financial statements incorporated into SEC filings.

Tax Fees

Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

EXECUTIVE OFFICERS	Offerpad Solutions Inc. 2024 Proxy Statement	17

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Brian Bair(1)	47	Chief Executive Officer and Chairman of the Board
James Grout	35	Senior Vice President, Finance
Benjamin Aronovitch	45	Chief Legal Officer and Secretary

(1) For Brian Bair, see biography on page 10 of this proxy statement.

Age: 35

James Grout

Senior Vice President, Finance (Principal Financial Officer)

Mr. Grout has served as Senior Vice President, Finance of the Company since March 2022 and has served as the Company’s principal financial officer since December 2023. In this role, he is responsible for financial planning & analysis, strategy, treasury, capital markets, and investor relations. Prior to serving as Senior Vice President, Finance, he served as the Company’s Vice President, Finance, from July 2019 to March 2022 and as Director, Financial Planning and Analysis from August 2018 to July 2019. Prior to joining the Company, Mr. Grout worked at Intel for six years, where he managed capital affordability for the corporation’s global capital equipment supply chain and assisted with strategy for Intel’s Internet of Things business. He began his career in the mortgage industry with Provident Funding Associates. Mr. Grout holds a Bachelor’s degree in Business Administration in Finance and Entrepreneurship from the University of Arizona and a Master’s in Business Administration from Cornell University.

Age: 45

Benjamin Aronovitch

Chief Legal Officer and Secretary

Mr. Aronovitch has served as Offerpad’s Chief Legal Officer since October 2020. Previously, Mr. Aronovitch was Vice President and Deputy General Counsel at Taylor Morrison from September 2013 to October 2020. Prior to Taylor Morrison, Mr. Aronovitch was a corporate attorney at Paul, Weiss, Rifkind, Wharton & Garrison LLP from May 2010 to September 2013 and Cravath, Swaine & Moore LLP from October 2006 to May 2010. Mr. Aronovitch holds a B.A. in Political Science and Economics from McGill University and law degrees from McGill and Oxford University. He is a member of the New York Bar and is admitted to practice in Arizona.

18	Offerpad Solutions Inc. 2024 Proxy Statement	CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance Documents” tab under “Governance” section of the “Investors Relations” page of our website located at investor.offerpad.com, or by writing to our Secretary at our principal executive offices, which are currently located at 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286.

Board Composition

Our Board currently consists of seven members: Brian Bair, Katie Curnutte, Kenneth DeGiorgio, Ryan O’Hara, Alexander Klabin, Sheryl Palmer and Roberto Sella. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors.

Director Independence

Our Board has determined that each of Katie Curnutte, Kenneth DeGiorgio, Alexander Klabin, Ryan O’Hara and Sheryl Palmer qualifies as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Executive Sessions

Our non-management directors meet in executive session without management directors or other members of management present on a regularly scheduled basis. We also hold an executive session including only independent directors at least once per year. Each executive session of the non-management or the independent directors is presided over by Kenneth DeGiorgio, our Lead Director.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Sheryl Palmer and Ryan O’Hara were initially recommended to serve on our Board by management and the board of directors of Old Offerpad in consultation with certain stockholders.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, strong ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member or executive officer of another publicly held company; professional and academic experience relevant to the

CORPORATE GOVERNANCE	Offerpad Solutions Inc. 2024 Proxy Statement	19

Company’s industry; leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and geographic background, gender, age and ethnicity. The Nominating and Corporate Governance Committee and the Board are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company’s business. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Offerpad Solutions Inc., at our principal executive offices, which are currently located at 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

We believe that regular, transparent communication with our stockholders and other stakeholders is essential to our long-term success. We regularly seek to engage with our stockholders through financial conferences, meetings with analysts and investors, and by timely responding to inquiries. The Board receives regular updates regarding our engagement efforts.

The Board welcomes your input and will give appropriate attention and, if applicable, a response to written communications that are submitted by interested parties. Our Secretary is primarily responsible for monitoring communications from interested parties and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Interested parties who wish to send communications on any topic to the Chairman of the Board, the Lead Director, the independent or non-management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, Offerpad Solutions Inc. at our principal executive offices, which are currently located at 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286.

Corporate Responsibility and ESG Oversight

Our commitment to engage in environmentally and socially responsible strategies is a shared objective across our organization and integrated into our governance processes.

We published a summary of our ESG commitments, achievements and focus areas on our investor relations website. You can find this information at investor.offerpad.com by clicking the ESG tab. Our disclosure is formatted as web based content to ensure we are able to provide the most relevant and up to date information as we build upon our foundation. The information contained on or accessible through the Offerpad website, including the Company’s ESG information, is not considered part of this proxy statement.

The Chairman of the Board and Chief Executive Officer leads our executive team’s ESG efforts and governance. In addition, the Enterprise Risk Management Committee of our senior management team is responsible for

20	Offerpad Solutions Inc. 2024 Proxy Statement	CORPORATE GOVERNANCE

identifying mitigation opportunities for our top enterprise-wide risks. The Nominating and Corporate Governance Committee has primary responsibility for ESG-related Board oversight. It reviews and provides oversight with respect to the Company’s strategy, initiatives and policies concerning ESG matters, along with oversight of key policies such as the Code of Business Conduct and Ethics.

Board Leadership Structure

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company.

The Company’s current Board leadership structure comprises a combined Chairman of the Board and Chief Executive Officer, an independent director serving as the Lead Director, and highly qualified, active independent directors. Our Board exercises its judgment in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Kenneth DeGiorgio currently serves as our Lead Director. The Lead Director’s responsibilities include, but are not be limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the non-management directors or independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Board Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. The Company has an enterprise risk management (“ERM”) committee comprised of members of senior management that works to identify, monitor and evaluate the Company’s risks and develop an approach to address and mitigate each identified risk. The ERM committee works in conjunction with our management-led Disclosure Committee to align the risk identification and assessment with our existing disclosure controls and procedures and with our management-led Portfolio and Capital Risk Management Committee to align risk and mitigation efforts related to the Company’s portfolio inventory and capital structure. Each quarter, and more frequently, if necessary, the ERM committee reports its findings and recommendations to the Audit Committee, which then reports to the Board. The Board also meets periodically and as necessary with outside advisors regarding material risks facing the Company.

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, including, without limitation, risk associated with our credit, liquidity and overall operations, and oversees the implementation of risk mitigation strategies by management and the management of regulatory risks. Our Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and for overseeing financial, information security and cybersecurity risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

CORPORATE GOVERNANCE	Offerpad Solutions Inc. 2024 Proxy Statement	21

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, investor.offerpad.com, in the “Governance Documents” tab under the “Governance” section. In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy that applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Attendance by Members of the Board of Directors at Meetings

There were five formal meetings of the Board of Directors during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at investor.offerpad.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting, however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our annual meeting of stockholders held in 2023.

Compensation Committee Interlocks and Insider Participation

Kenneth DeGiorgio, Alexander Klabin and Ryan O’Hara served as members of our Compensation Committee during the year ended December 31, 2023. None of the members of our Compensation Committee have at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or on a compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see the section titled “Certain Relationships and Related Party Transactions.”

22	Offerpad Solutions Inc. 2024 Proxy Statement	COMMITTEES OF THE BOARD

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Kenneth DeGiorgio			Chair
Katie Curnutte
Alexander Klabin
Ryan O’Hara		Chair
Sheryl Palmer	Chair

Audit Committee

Our Audit Committee’s responsibilities include:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●

reviewing our policies on risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and overseeing management of the Company’s financial, information security and cybersecurity-related risks;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

The Audit Committee charter is available on our website at investor.offerpad.com. The members of the Audit Committee are Katie Curnutte, Alexander Klabin and Sheryl Palmer. Sheryl Palmer serves as Chair of the committee. Our Board has affirmatively determined that each of Katie Curnutte, Alexander Klabin and Sheryl Palmer is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to audit committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that each of Sheryl Palmer and Alexander Klabin qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.

The Audit Committee met seven times in 2023.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

●

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the Board, in connection with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;

COMMITTEES OF THE BOARD	Offerpad Solutions Inc. 2024 Proxy Statement	23

●	reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

●	making recommendations to our Board regarding the compensation of our directors; and

●	appointing and overseeing any compensation consultants.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than as the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at investor.offerpad.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2023, the Compensation Committee engaged the compensation consulting firm Pay Governance to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Pay Governance reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Pay Governance and has determined that Pay Governance’s work does not raise a conflict of interest.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an executive officer the authority to grant equity awards to certain employees and consultants, as further described in its charter and subject to the terms of our equity plans. During 2023, the Compensation Committee delegated authority to an Equity Plan Committee, which initially consists of our Chief Executive Officer, to grant a limited number of equity awards (subject to limitations, and limited to non-executive and non-director equity awards). This delegation of authority assists our Board and Compensation Committee in administering their duties with respect to the grant of equity awards.

The members of our Compensation Committee are Kenneth DeGiorgio, Alexander Klabin and Ryan O’Hara. Mr. O’Hara serves as Chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met three times in 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board of Directors;

●	recommending to our Board of Directors the nominees for election to our Board at annual meetings of our stockholders;

●	reviewing and overseeing the Company’s strategy, initiatives and policies concerning corporate social responsibility, including environmental and social matters;

●	overseeing an annual evaluation of our Board of Directors and its committees; and

●	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee charter is available on our website at investor.offerpad.com. The members of our Nominating and Corporate Governance Committee are Kenneth DeGiorgio, Ryan O’Hara and Sheryl Palmer. Mr. DeGiorgio serves as Chair of the Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that each of Kenneth DeGiorgio, Ryan O’Hara and Sheryl Palmer meets the definition of “independent director” under the NYSE rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met twice in 2023.

24	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2023, including the elements of our compensation program for our NEOs, material compensation decisions made under that program for fiscal 2023 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2023, are:

●	Brian Bair, Chief Executive Officer;

●	Michael Burnett, Former Chief Financial Officer;

●	Jawad Ahsan, Former Chief Financial Officer;

●	Benjamin Aronovitch, Chief Legal Officer; and

●	James Grout, Senior Vice President, Finance and Interim Principal Financial Officer.

Mr. Burnett ceased serving as the Company’s Chief Financial Officer on July 10, 2023 and remained in an advisory role with the Company through August 1, 2023, at which time he terminated employment. Mr. Ahsan was appointed to succeed Mr. Burnett as the Company’s Chief Financial Officer on July 10, 2023. On December 11, 2023, Mr. Ahsan ceased serving as the Company’s Chief Financial Officer and Mr. Grout, the Company’s Senior Vice President, Finance, was appointed as the Company’s principal financial officer on an interim basis.

Executive Summary

2023 Highlights

Following are some of our key 2023 financial results and operational highlights:

Financial Results	● Revenue was $1.3 billion

● Gross profit was $70 million

● Homes sold were 3,674

● Homes acquired were 2,812

Key Operational Highlights	● Adjusted EBITDA improved in each consecutive quarter of 2023, demonstrating our path towards sustained profitability.

● Nearly half of our closed transactions in the year came from our asset-light product lines, including Listings, Direct+, and Renovate, showcasing the diversity and strength of our revenue streams.

● Our Renovate business, in particular, saw significant growth in revenue achieving more than $12M in revenue in the inaugural year.

● We expanded our partner network—including our Agent Partnership Program, leading to the major enhancements with Offerpad Pro and Offerpad Max tiers, to better serve our agents and customers.

● We steadily rebuilt our buy box and began to march back to growth in our foundational cash offer business.

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The chart below summarizes the various elements of our executive compensation program and their purpose. Further detail on each of these compensation elements is provided in the sections that follow.

	Objective	Type of Compensation	Key Features	2023 Actions Taken

Base Salary	● Provides fixed pay that attracts and retains talented executives in a competitive market, recognizes individual roles and level of responsibilities, and provides stable income	Cash	● Reflects individual skills, experience, responsibilities and performance over time, as well as market practice

●   Base salaries for Messrs. Bair, Burnett and Aronovitch for the 2023 fiscal year remained at the NEO’s 2022 level.

●   Base salary for Mr. Grout was increased in March 2023 (prior to his appointment as an executive officer)

Short-Term Incentive—Annual Incentive Plan

●   Motivates and retains employees, and aligns incentives to near-term company objectives

●   Promotes and reinforces the attainment of short-term performance objectives and rewards executives for their contributions toward achieving those objectives

		Cash	● Performance-based reward tied to achievement of short-term (annual) corporate financial and operational performance targets

●   Target bonus opportunities for Messrs. Bair, Burnett and Aronovitch for the 2023 fiscal year remained at the NEO’s 2022 level.

●   Target bonus opportunity for Mr. Grout was increased in March 2023 prior to his appointment as an executive officer)

Long-Term Incentives

●   Aligns executives’ interests with our stockholders’ interests, emphasizes long-term stock price performance, and helps retain executive talent

●   Promotes retention and enhances executive stock ownership

		Equity or Cash	● Links value to stock price appreciation and directly aligns with stockholders’ interests ● Rewards achievement of pre-specified performance objectives

●   In July 2023, the Company granted long-term incentive awards to each of our NEOs (other than Mr. Burnett), which may become earned based on the Company’s appreciation in stock price over a three-year period and may be settled in cash or stock at the discretion of our Compensation Committee

●   In 2023, the Company also granted Mr. Ahsan restricted stock units (“RSUs”) in connection with his commencement of employment

26	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

	Objective	Type of Compensation	Key Features	2023 Actions Taken

One-Time Retention Bonuses	● Retains talented executives in a competitive market ● In certain cases, incentivizes key executives for taking on additional responsibilities during transition	Cash	● Incentivizes certain key executives to remain employed with the Company	● In 2023, the Company granted Messrs. Aronovitch and Grout one-time cash retention bonuses that become payable on a fixed date in 2025 or upon the NEO’s earlier qualifying termination of employment

Severance Protections	● Aids in attracting and retaining executive talent and helps executives to remain focused and dedicated during potential transition periods due to a change in control	Benefit

●   Facilitates an orderly transition in the event of management changes

●   Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

●   Provides confidentiality, non-competition, non-solicitation and non-disparagement protections

None

Other Benefits	● We provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits ● We also provide certain other perquisites to our NEOs	Benefit	● Broad-based benefits available to all employees ● Some executive perquisites	None

New Employment Agreements

In July 2023, in connection with the commencement of his employment, we entered into an employment agreement with Mr. Ahsan, which included a market-based annual base salary, target bonus opportunity and severance benefits. A description of this agreement is set forth in the section below entitled “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.” Mr. Ahsan terminated employment in December 2023 and was not eligible to receive severance or other separation payments or benefits in connection with his separation.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	27

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do	What We Do Not Do

✓ Emphasize performance-based, at-risk compensation.

✓ Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.

✓ Weight the overall pay mix towards incentive compensation for senior executives.

✓ Engage an independent compensation consultant to directly advise our Compensation Committee.

✓ Maintain a clawback policy.

X  Do not guarantee annual salary increases.

X  Do not grant uncapped annual cash incentives or guaranteed equity compensation.

X  Do not provide significant or excessive perquisites.

X  Do not provide any compensation-related tax gross-ups.

X  Do not provide single-trigger cash payments or benefits upon a change in control.

Stockholder Advisory Vote on Executive Compensation

At our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote in favor of having a non-binding, advisory vote to approve the compensation of our NEOs (the “Say-on-Pay Vote”) once every year. In evaluating the design of our executive compensation program and the compensation decisions for each of our NEOs, our Compensation Committee considers stockholder input, including the Say-on-Pay Vote at our 2023 Annual Meeting of Stockholders, at which 99.6% of votes cast approved the proposal.

Executive Compensation Objectives and Philosophy

The key objectives of our executive compensation program are to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

●	Attract and retain talented and experienced executives in a competitive and dynamic market;

●	Motivate our NEOs to help our Company achieve the best possible financial and operational results;

●

Provide reward opportunities consistent with our performance on both a short-term and long-term basis that are industry competitive, flexible, fiscally responsible and linked to our overall business objectives; and

●	Align the long-term interests of our NEOs with those of our stockholders.

We strive to provide a competitive total compensation opportunity to executives while balancing other important factors. Executives may be compensated above or below levels of compensation for similar positions found in the external market based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “—Determination of Executive Compensation.”

Determination of Executive Compensation

Role of Compensation Committee and Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, including with respect to our Chief Executive Officer.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and members of our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant,

28	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.

Role of Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Pay Governance as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in designing, maintaining and administering our executive compensation program. The Compensation Committee has evaluated Pay Governance’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Pay Governance does not have any conflicts of interest in advising the Compensation Committee. Pay Governance did not provide any other services to the Company in 2023.

In 2022, we developed a peer group with Pay Governance in structuring our executive compensation program. The peer group remained the same for structuring our 2023 executive compensation program, except we removed CoreLogic due to its acquisition. Our Compensation Committee may also refer to compensation survey data in reviewing our executive compensation program.

The following peer group was used to inform 2023 compensation decisions:

● AppFolio, Inc. Inc.	● Groupon, Inc.	● Shutterstock, Inc.

● CarGurus, Inc.	● LendingTree	● The RealReal, Inc.

● Cars.com Inc.	● Marcus & Millichap, Inc.	● Vroom, Inc.

● Carvana Co.	● Meritage Homes Corporation	● Yelp

● ExlService Holdings, Inc.	● Opendoor Technologies, Inc.	● Zillow

● frontdoor, inc.	● Redfin Corporation

Elements of Compensation

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluate the base salaries of new hires at the time of hire. In 2023, we determined to maintain of Messrs. Bair’s, Burnett’s and Aronovitch’s base salary at its 2022 level. Prior to his appointment as an executive officer, Mr. Grout’s base salary was increased in March 2023 from $265,000 to $272,950.

Our NEOs’ base salaries for 2023 are set forth in the table below. Mr. Burnett’s salary set forth below includes the salary he received during his advisory period until his termination of employment.

Named Executive Officer	2023 Annualized Base Salary

Brian Bair	$ 650,000

Michael Burnett	$ 400,000

Jawad Ahsan	$ 400,000

Benjamin Aronovitch	$ 375,000

James Grout	$ 272,950(1)

(1)	Amount reflects base salary increase that become effective on March 27, 2023.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	29

On December 14, 2023, our Board decided to increase the annual base salaries for Messrs. Aronovitch and Grout to $475,000 and $325,000, respectively, effective January 1, 2024 due to continued strong performance and in recognition of additional responsibility undertaken by both officers.

Cash Incentive Compensation

Annual Cash Incentive Program

We consider annual cash incentives to be an important component of our total compensation program by providing incentives necessary to retain and motivate executive officers to achieve important financial and strategic performance objectives. The Company currently maintains an annual cash incentive program in which certain eligible employees at the director level and above, including our NEOs, participate. Each NEO is (or, for Messrs. Burnett and Ahsan, was) eligible to receive an annual performance-based cash incentive based on a specified target award amount, expressed as a percentage of the NEO’s base salary.

In fiscal year 2023, our NEOs participated in our annual cash incentive program at the following target percentages of base salary.

Named Executive Officer	2023 Target Annual Incentive Opportunity as a Percentage of Base Salary

Brian Bair	100%

Michael Burnett(1)	75%

Jawad Ahsan(1)	100%

Benjamin Aronovitch	75%

James Grout	50%

(1)	Messrs. Burnett’s and Ahsan’s employment with the Company terminated on August 1, 2023 and December 11, 2023, respectively. Accordingly, neither NEO was eligible to receive his 2023 annual bonus.

Under the 2023 program for our executives, the annual cash incentives were eligible to become earned based upon the achievement of pre-determined 2023 Gross Margin goals (40% weight), Adjusted EBITDA goals (50% weight) and individual leadership and strategic performance goals (10% weight).

The target goals with respect to each performance measure under our 2023 annual cash incentive program are set forth in the following table:

Performance Measure	Target Performance Goal

Gross Margin	$114,600,000

Adjusted EBITDA(1)	($61,600,000)
Leadership & Strategic Performance	(2)

(1)

Adjusted EBITDA is calculated as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities.

(2)

Leadership and strategic performance is determined by our Chief Executive Officer based on quantitative and qualitative factors, including meeting department goals, success in driving strategic priorities and success in leadership and management.

30	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

Under the 2023 incentive program, participants were eligible to receive a percentage of the participant’s target annual cash incentive opportunity, ranging from 0% to 150%, based on the level at which each of the performance goals was achieved, as set forth in the following table:

Performance Level	% Payout(1)

Below Threshold	0%

Threshold	50%

Target	100%

Stretch	150%

(1)

For each performance goal, if actual performance falls between two levels, the percentage of such performance goal that is earned will be determined by using linear interpolation as between the applicable levels.

The actual results that we achieved with respect to each Company performance goal under our 2023 annual cash incentive program are set forth in the following table:

Performance Measure	2023 Actual Achievement	Payout as % of Target Award

Gross Margin	$70,200,000	0%

Adjusted EBITDA	($82,400,000)	0%

Additionally, for each of our NEOs employed by the Company at 2023 fiscal year-end, we determined that achievement of the NEO’s leadership and strategic performance goals was achieved at 100% due to strong performance during the year in navigating continued challenges in the real estate market and leadership in reducing overhead costs and managing ongoing restructuring of our operations. As a result of this achievement, each of Messrs. Aronovitch and Grout earned bonuses under our 2023 annual cash incentive program equal to 10% of each such NEO’s target, resulting in an individual payout of $28,125 and $13,555, respectively. In support of our cost containment efforts, Mr. Bair previously advised our Compensation Committee that he would not accept a 2023 bonus and, accordingly, no such bonus was paid to him.

As noted above, Messrs. Burnett and Ahsan were not eligible to receive a 2023 bonus because their employment with the Company terminated during 2023.

One-time Retention Bonuses

During 2023, we granted Messrs. Aronovitch and Grout cash retention bonuses of $300,000 and $200,000, respectively.

Mr. Aronovitch’s retention bonus will be paid if he remains employed through June 12, 2025. Mr. Grout received two retention bonuses (each for $100,000). The first retention bonus was granted in July 2023 prior to his appointment as an executive officer, and will be paid on July 31, 2024, subject to his continued employment. The second retention bonus was awarded in December 2023 in connection with his appointment, and will be paid if he remains employed through the later of (x) March 15, 2025, and (y) the date on which the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is filed with the SEC. In addition, the retention bonuses are subject to payment in connection with certain terminations of employment, as described below in the section below entitled, “Potential Payments Upon Termination or Change in Control.”

The retention bonuses were granted to reward Messrs. Aronovitch and Grout for their 2023 performance and to incentivize them to continue employment with the Company through and following the applicable payment date. In addition, Mr. Grout’s December 2023 retention bonus was granted in part to incentivize him in connection with his increased responsibilities as our interim principal financial officer.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	31

contribute to the continued growth and development of our business and aligns the interests of our executives with our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.

2023 Awards

During 2023, pursuant to the Company’s 2021 Incentive Award Plan (the “2021 Plan”), we granted to each of our NEOs other than Mr. Burnett long-term incentive awards that will become earned based on the appreciation of the stock price of our Class A Common Stock (each, an “LTIP Award”). Additionally, during 2023, we granted to Mr. Ahsan an award of RSUs in connection with his appointment as Chief Financial Officer. Each of these equity awards is described in further detail below.

2023 LTIP Awards

In July 2023, each of Messrs. Bair, Ahsan, Aronovitch and Grout received an LTIP Award.

Each LTIP Award will become “earned” during the three-year performance period ending on June 12, 2026 (the “LTIP Award Performance Period”) based on the appreciation in the price of our Class A Common Stock over applicable price per share goals (the “Price Per Share Goals”) set forth in the following table.

With respect to each tranche set forth in the table below, the portion of the LTIP Award that will become earned (the “Earned LTIP Award”) will be calculated as follows:

		Sharing Rate
Tranche	“Price Per Share Goal”	Brian Bair	Jawad Ahsan	Benjamin Aronovitch	James Grout

First Tranche	$22.50	0.32%	(1)	0.103%	0.041%

Second Tranche	$37.50	0.49%	(1)	0.103%	0.041%

Third Tranche	$52.50	0.68%	(1)	0.103%	0.041%

Fourth Tranche	$67.50	0.78%	(1)	0.103%	0.041%

(1)	Mr. Ahsan’s Sharing Rate would have been determined based on the share price at the end of the LTIP Award Performance Period (the “Ending Share Price”) as follows:

Ending Share Price	Sharing Rate

< $82.65	0.052%

$82.65	0.103%

$82.65 - $110.00	0.155%

> $110.00	0.206%

The Earned LTIP Award will vest with respect to 50% of the Earned LTIP Award on each of June 12, 2026 and June 12, 2027, subject to the executive’s continued service through the applicable vesting date.

The Ending Share Price is measured by averaging the Fair Market Value (as defined in the 2021 Plan) per share over the 60 consecutive calendar-day period ending on (and including) June 12, 2026. However, upon a change

32	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

in control, the Ending Share Price will be determined based on the price per share paid by an acquiror (or, as applicable, the implied value per share) in the transaction (the “CIC Price”). In addition, the LTIP Awards are subject to accelerated vesting provisions and other terms and conditions in connection with a change in control and qualifying terminations of employment, as described below in the section below entitled, “Potential Payments Upon Termination or Change in Control.”

The LTIP Awards, to the extent vested, can be settled in cash or shares of our Class A Common Stock (as determined by the Compensation Committee in its discretion).

Under the respective award agreements, each LTIP Award is subject to forfeiture upon a breach of any restrictive covenants applicable to the NEO, including, if applicable, those set forth in the NEO’s employment agreement with the Company.

Ahsan RSU Award

In July 2023, Mr. Ahsan received an RSU award covering 136,111 shares of the Company’s Class A Common Stock. The RSU award was scheduled to vest with respect to one-third of the RSUs on each of the first three anniversaries of July 10, 2023, subject to Mr. Ahsan’s continued service through the applicable vesting date. In connection with Mr. Ahsan’s termination of employment, the RSU award, which was entirely unvested at the time of his termination, was cancelled and forfeited.

2022 PSU Awards

As previously disclosed, during 2022, we granted each of Messrs. Bair, Burnett, Aronovitch and Grout PSUs pursuant to our 2021 Plan (the “2022 PSU Awards”). Each of the 2022 PSU Awards will vest based on both (i) the achievement of pre-determined price per share goals over the period commencing on the 60th day prior to the first anniversary of the grant date and ending on (and including) the third anniversary of the grant date (the “2022 PSU Performance Period”); and (ii) the applicable executive’s continued employment or service through the end of the 2022 PSU Performance Period (except as described below).

During 2023, none of the price per share goals for the 2022 PSU Awards were met.

Employee Benefits and Perquisites

Retirement Savings, Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements; in 2023, each of our NEOs participated in the 401(k) plan. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2023, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions, and these matching contributions are vested immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Perquisites; No Tax Gross-Ups

All of our employees, including our NEOs, are eligible to participate in the Company’s FLEX agent listing services program on substantially the same arms-length terms as those prevailing at the time for comparable transactions with non-related parties; however, under the program, we offer a 1% discount on commission payments to all of our employees, including our NEOs (the “FLEX Employee Discount”). None of our named executive officers received a FLEX Employee Discount in 2023.

Other than as noted above, we do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as where we believe

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	33

it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Board or Compensation Committee.

In addition, we do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Severance and Change in Control Arrangements

During 2023, we were party to employment agreements with each of our NEOs other than Mr. Grout. The employment agreements with each of Messrs. Bair and Aronovitch provide (or, with respect to Messrs. Burnett and Ahsan, provided) for severance benefits and payments upon certain qualifying terminations of employment, including in connection with a “change in control” of the Company. In addition, Mr. Grout is eligible to receive severance payments and benefits pursuant to our severance policy, which provides eligible participants with severance benefits and payments upon certain qualifying terminations of employment.

We believe that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements that include enhanced severance benefits in connection with a “change in control” can enhance alignment with stockholders by encouraging management to pursue transactions that create value for stockholders irrespective of the potential for job loss or diminution of duties and can encourage retention through the conclusion of the transaction. The payments and benefits provided under the employment agreements and the severance policy are designed to be competitive with market practices.

In connection with the termination of Mr. Burnett’s employment by the Company without “cause,” Mr. Burnett received the severance payments and benefits under his employment agreement, subject to his execution and non-revocation of a release of claims. In connection with the termination of Mr. Ahsan’s employment with the Company, Mr. Ahsan was not eligible to receive severance or other separation payments or benefits.

A description of these arrangements, Mr. Burnett’s actual severance payments and benefits, as well as information on the estimated payments and benefits that Messrs. Bair, Aronovitch and Grout would have been eligible to receive as of December 31, 2023, are set forth in “-Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Section 409A of the Code

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock

34	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Clawback Policy

We have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, as required by new SEC rules and NYSE Listing Standards implemented pursuant to the Dodd-Frank Act, and which can be recovered from time-vesting or performance-vesting equity compensation (in addition to other forms of compensation).

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy that applies to all of our directors, officers and employees. See the section titled “Corporate Governance—Anti-Hedging Policy” above for additional details.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Ryan O’Hara (Chair)

Kenneth DeGiorgio

Alexander Klabin

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our fiscal years ended December 31, 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian Bair	2023	650,000		–	1,117,640	–	8,245	1,775,885
Chief Executive Officer	2022	650,000		–	7,172,453	–	7,625	7,830,078
	2021	450,000		–	–	310,689	23,000	783,689
Michael Burnett	2023	246,154	(4)	–	–	–	419,989	666,143
Former Chief Financial Officer	2022	400,000		177,000	967,939	48,000	7,625	1,600,564
	2021	332,125		200,000	–	191,246	–	723,371
Jawad Ahsan	2023	170,769	(5)	–	1,979,515	–	2,923	2,153,207
Former Chief Financial Officer
James Grout	2023	272,950	(6)	–	88,519	13,555	4,437	379,461
SVP, Finance, Interim Principal Financial Officer		–		–	–	–	–	–
Benjamin Aronovitch	2023	375,000		–	222,377	28,125	3,472	628,974
Chief Legal Officer	2022	375,000		165,938	794,013	45,000	1,434	1,381,385
	2021	328,338		200,000	–	188,983	–	717,321
(1)

Amounts reflect the grant-date fair value of LTIP Awards granted to Messrs. Bair, Ahsan, Grout and Aronovitch, as well as, for Mr. Ahsan, the value of the RSU award granted to him, in each case, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all LTIP Awards and RSU awards granted to our NEOs in Notes 1 and 12 to the consolidated financial statements included in the Annual Report on Form 10-K, filed on February 27, 2024.

(2)

Amounts represent payments earned by our NEOs based upon the achievement of pre-established performance objectives for the applicable year. Please see the description of the 2023 annual cash incentive program under “Cash Incentive Compensation” in the CD&A above.

(3)

Amounts reported for 2023 consist of $400,000 (as Mr. Burnett’s cash severance), $12,110 (as Mr. Burnett’s COBRA reimbursement) and $7,879 (as Mr. Burnett’s Company-paid 401(k) matching contributions). For each other NEO, amounts shown for 2023 represent the Company-paid 401(k) matching contributions.

(4)	Mr. Burnett’s employment with the Company terminated on August 1, 2023. His salary was prorated for the portion of the 2023 fiscal year during which he was employed.

(5)	Mr. Ahsan’s employment with the Company terminated on December 11, 2023. His salary was prorated for the portion of the 2023 fiscal year during which he was employed.

(6)	Mr. Grout’s salary was increased effective March 27, 2023. Amount reported reflects his salary earned during 2023.

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Grants of Plan-Based Awards in Fiscal 2023

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards made during fiscal year 2023.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bair	–	325,000	650,000	975,000	–	–	–	–	–
	(3)7/3/2023	–	–	–	–	–	–	–	1,117,640
Michael Burnett(4)	–	150,000	300,000	450,000	–	–	–	–	–
Jawad Ahsan(5)	–	84,932	169,863	254,795	–	–	–	–	–
	(3)7/3/2023	–	–	–	–	–	–	–	366,600
	(6)7/3/2023	–	–	–	–	–	–	136,111	1,612,915
James Grout	–	68,236	136,475	204,712	–	–	–	–	–
	(3)7/3/2023	–	–	–	–	–	–	–	88,519
Benjamin Aronovitch	–	140,625	281,250	421,875	–	–	–	–	–
	(3)7/3/2023	–	–	–	–	–	–	–	222,377
(1)

Amounts reflect potential payouts under our 2023 annual cash incentive program at threshold, target and maximum (or “Stretch”) amounts. The amounts reported for Mr. Ahsan reflect the pro-rated potential payouts Mr. Ahsan would have been entitled to under our 2023 annual cash incentive program based on his period served during 2023; however, as noted below, Mr. Ahsan terminated employment prior to 2023 year-end and forfeited his right to receive a 2023 bonus. Please see the description of the annual cash incentive program under “Cash Incentive Compensation” in the CD&A above.

(2)

Amounts reflect the grant-date fair value of LTIP Awards and RSU awards granted during 2023, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all LTIP Awards and RSU awards granted to our NEOs in Notes 1 and 12 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 27, 2024.

(3)

There is no target opportunity with respect to the LTIP Awards; instead all or a portion of the LTIP Award may become are earned based on the price of the Company’s Class A Common Stock at the end of the LTIP Performance Period as compared with applicable Price Per Share Goals. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

(4)	As noted above, in connection with Mr. Burnett’s departure from the Company in August 2023, he was not eligible to receive a bonus under the 2023 annual bonus program.

(5)

As noted above, in connection with Mr. Ahsan’s departure from the Company in December 2023, (i) he was not eligible to receive a bonus under the 2023 annual bonus program and (ii) the LTIP Award and RSU award granted to him in 2023 were cancelled and forfeited.

(6)

Mr. Ahsan’s RSU award was eligible to vest with respect to one-third of the RSUs on each of the first three anniversaries of July 10, 2023 subject to Mr. Ahsan’s continued employment through the applicable vesting date.

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Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Named Executive Officer Employment Agreements

Brian Bair Employment Agreement

On March 1, 2022, we entered into an amended and restated employment agreement with Mr. Bair that remained in place in 2023.

The term of employment under the employment agreement began on March 1, 2022 and is for three years, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the employment agreement, Mr. Bair is entitled to receive an annual base salary of $650,000 per year, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, Mr. Bair is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

Mr. Bair is eligible to earn annual cash performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board and targeted at 100% of his then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon Mr. Bair’s continued employment through the last day of the applicable calendar year.

In connection with entering into the employment agreement, Mr. Bair was granted two restricted stock unit awards under the Company’s 2021 Plan, with an aggregate dollar-denominated value targeted at approximately $6,000,000. Of such amount, (x) 25% was granted as a time-based RSU award that vests based solely on the passage of time and (y) the remaining 75% was granted as a PSU award that vests based on the achievement of specified performance goals.

In addition to the RSU and PSU awards described above, for each calendar year during Mr. Bair’s employment term beginning with calendar year 2023, Mr. Bair will be eligible to receive an annual equity-based compensation award as determined by the Board (or a subcommittee thereof) from time to time. The target aggregate value of any such award will be (i) $6,000,000 for calendar year 2023 and (ii) determined by the Board (or a subcommittee thereof) for each calendar year following 2023.

In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter and (ii) non-disparagement provisions, effective during employment and for 36 months thereafter.

The severance benefits and payments payable to Mr. Bair upon certain a qualifying termination of his employment are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control”.

Michael Burnett Employment Agreement

On March 1, 2022, we entered into an amended and restated employment agreement with Mr. Burnett that remained in place until his employment terminated in August 2023.

The term of employment under his employment agreement was for one year, and would have automatically renewed for successive one-year periods, unless either party provided at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the employment agreement, Mr. Burnett was entitled to receive an annual base salary of $400,000, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion.

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In addition, Mr. Burnett was eligible to earn an annual cash performance bonus, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 75% of his then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, would be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon the executive’s continued employment through the last day of the applicable calendar year.

Mr. Burnett was also eligible to receive equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time and was eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

In addition, the employment agreement contains customary confidentiality and assignment of inventions provision, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) non-disparagement provisions, effective during employment and for 24 months thereafter.

The severance benefits and payments that were payable to Mr. Burnett upon his termination of employment are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control”.

Jawad Ahsan Employment Agreement

On July 10, 2023 we entered into an employment agreement with Mr. Ahsan in connection with the commencement of his employment as the Company’s Chief Financial Officer that remained in place until his employment terminated in December 2023.

The term of employment under the employment agreement was for one year and would have automatically renewed for successive one-year periods, unless either party provided at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the employment agreement, Mr. Ahsan was entitled to receive an annual base salary of $400,000, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, Mr. Ahsan was eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

Mr. Ahsan was eligible to earn an annual cash performance bonus, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 100% of his then-current annual base salary (but pro-rated for 2023). The payment of any annual bonus, to the extent any such bonus became payable, would be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals had been met; any such payment would be contingent upon Mr. Ahsan’s continued employment through the last day of the applicable calendar year.

In connection with entering into the employment agreement, Mr. Ahsan was granted two awards under the 2021 Plan: (i) an award of 136,111 restricted stock units and (ii) an LTIP Award. Each of these awards is described in furth detail above under the section titled “Elements of Compensation – Equity-Based Long-Term Incentive Awards” in the CD&A above.

Mr. Ahsan was also eligible to receive equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time.

In addition, the employment agreement contained customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) a non-disparagement provision, effective during employment and for 24 months thereafter.

Additional details regarding Mr. Ahsan’s termination of employment are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control”.

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Benjamin Aronovitch Employment Agreement

On March 1, 2022, we entered into an amended and restated employment agreement with Mr. Aronovitch that remained in place in 2023.

The term of employment under the employment agreement is for one year, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the employment agreement, Mr. Aronovitch is entitled to receive an initial annual base salary of $375,000 (which was increased to $475,000 effective January 1, 2024), pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion.

In addition, Mr. Aronovitch is eligible to earn an annual cash performance bonus, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 75% of his then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon Mr. Aronovitch’s continued employment through the last day of the applicable calendar year.

Mr. Aronovitch is also eligible to receive equity-based compensation award as determined by the Board (or a subcommittee thereof) from time to time and is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) a non-disparagement provision, effective during employment and for 24 months thereafter.

The severance benefits and payments payable to Mr. Aronovitch upon certain qualifying terminations of his employment are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control”.

James Grout

On December 11, 2023, the Board of Directors designated James Grout, the Company’s Senior Vice President, Finance to serve as principal financial officer on an interim basis while the Company engages in a search for a new Chief Financial Officer. Mr. Grout is not currently party to an employment agreement with the Company. However, upon certain qualifying terminations of Mr. Grout’s employment, he would become entitled to certain severance benefits and payments as summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control”.

40	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for our NEOs as of December 31, 2023.

				Option Awards				Stock Award
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brian Bair	2/10/2017	–	(2)	64,561	–	10.95	2/9/2027	–	–	–	–
	2/10/2017	–	(2)	119,520	–	10.35	2/9/2027	–	–	–	–
	7/11/2017	–	(2)	6,346	–	10.35	7/10/2027	–	–	–	–
	7/11/2017	–	(2)	1,951	–	10.35	7/10/2027	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	37,221	381,515
	3/1/2022	9/2/2021	(4)	–	–	–	–	8,271	84,778	–	–
	7/3/2023	6/12/2023	(5)	–	–	–	–	–	–	–	–
Michael Burnett(6)	10/17/2019	–		70,618	–	18.56	8/1/2024	–	–	–	–
Jawad Ahsan(6)	–	–		–	–	–	–	–	–	–	–
James Grout	10/3/2018	–	(2)	8,211	–	2.95	10/3/2028	–	–	–	–
	7/10/2019	–	(2)	10,043	–	18.56	7/10/2029	–	–	–	–
	2/4/2021	1/28/2021	(7)	1,033	473	18.45	2/4/2031	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	986	10,107
	3/1/2022	3/1/2022	(4)	–	–	–	–	877	8,989	–	–
	7/3/2023	6/12/2023	(5)	–	–	–	–	–	–	–	–
Benjamin Aronovitch	10/27/2020	10/12/2020	(7)	54,609	18,207	18.45	10/26/2030	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	3,257	33,384
	3/1/2022	3/1/2022	(4)	–	–	–	–	2,895	29,674	–	–
	7/3/2023	6/12/2023	(5)	–	–	–	–	–	–	–	–
(1)

Amounts are calculated based on multiplying the number of shares underlying the RSUs and PSUs shown in the table by the per share closing price of our Class A common stock on December 29, 2023 (i.e., the last trading day of our last completed fiscal year), which was $10.25.

(2)	These options were granted under the OfferPad 2016 Stock Option and Grant Plan (the “2016 Plan”) and were fully vested and exercisable as of December 31, 2023.

(3)

Amounts reflect the number of PSUs subject to the 2022 PSU Awards eligible to performance vest based on the attainment of applicable performance targets; the PSUs were granted under our 2021 Plan. Each of the PSUs subject to the 2022 PSU Awards will vest based on both (i) the achievement of pre-determined price per share goals over the 2022 PSU Performance Period; and (ii) the applicable executive’s continued employment or service through the end of the 2022 PSU Performance Period. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below. The amounts reported assume achievement of threshold performance goals.

(4)

These RSUs were granted under our 2021 Plan. Each of these RSU awards vests with respect to one-third of the RSUs on each of the first three anniversaries of September 2, 2021 (for Mr. Bair) or March 1, 2022 (for each other NEO), subject to the applicable executive’s continued employment through the applicable vesting date. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

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(5)

All or a portion of the LTIP Award may become are earned based on the price of the Company’s Class A Common Stock at the end of the LTIP Performance Period as compared with applicable Price Per Share Goals. Any earned shares subject to the LTIP Awards will vest (i) with respect to 50% of the number of earned shares on June 12, 2026, and (ii) with respect to the remaining 50% of the number of earned shares on June 12, 2027, in each case, subject to the executive’s continued service through the applicable vesting date. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below. Based on the price of the Company’s Class A Common Stock during 2023, none of the Price Per Share Goals would have been exceeded had the LTIP Performance Period completed as of fiscal-year end, and as a result, no amounts are reported in these rows.

(6)

Each of Messrs. Burnett and Ahsan terminated employment during fiscal year 2023 and in connection with such terminations, forfeited all unvested equity awards held by the NEO. Mr. Burnett’s vested stock option remains exercisable until August 1, 2024.

(7)

These options were granted under the 2016 Plan and vest and become exercisable over a four-year period, subject to the executive’s continued employment with the Company or its affiliates through the applicable vesting date, as follows: (i) 25% of the shares underlying the option on the first annual anniversary of the vesting commencement date and (ii) 75% of the shares underlying the option in 12 substantially equal installments on each quarterly anniversary of the vesting commencement date thereafter. In addition, upon the occurrence of a “sale event” (as defined in the 2016 Plan), the option will accelerate and become fully vested and exercisable.

Option Exercises and Stock Vested in Fiscal 2023

The following table sets forth certain information concerning options exercised and stock awards vested for our NEOs during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brian Bair	–	–	8,271	94,555
Michael Burnett	–	–	1,764	14,818
Jawad Ahsan	–	–	–	–
James Grout	–	–	438	3,679
Benjamin Aronovitch	–	–	1,447	12,155

(1)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements

As noted above, we are party to employment agreements with each of our NEOs other than Mr. Grout. The employment agreements provide severance benefits and payments to certain of our NEOs upon qualifying terminations of their employment, including in connection with a “change in control,” as summarized below.

Brian Bair

Under Mr. Bair’s employment agreement, on a termination of Mr. Bair’s employment by the Company without “cause” or by Mr. Bair for “good reason” (each, as defined in the employment agreement), Mr. Bair is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to 1.0 multiplied by Mr. Bair’s then current base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such termination occurs within the period commencing three months prior to and ending one year following the date on which a Change in Control is consummated (a “CIC Termination”), an amount equal to 1.5 multiplied by the sum of Mr. Bair’s then current base salary and target bonus, generally payable in installments over 18 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such termination is a CIC Termination, an amount equal to the pro-rata portion of Mr. Bair’s annual bonus that would have otherwise been earned by Mr. Bair for the year in which the termination occurs (determined in accordance with the employment agreement and pro-rated based on the number of days Mr. Bair was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

42	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

(iii)	Company-paid healthcare coverage and life insurance for up to 12 months (or, if such termination is a CIC Termination, 18 months) following the date of termination; and

(iv)

if such termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination, and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

Mr. Bair’s eligibility to receive such severance payments and benefits upon a qualifying termination of his employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants described above under the section above entitled “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”.

In addition, Mr. Bair’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Bair will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

Benjamin Aronovitch

Under Mr. Aronovitch’s employment agreement, on a termination of the employment of Mr. Aronovitch by the Company without “cause”, by Mr. Aronovitch for “good reason” (each, as defined in the employment agreement) or by reason of a non-renewal of the term by the Company, Mr. Aronovitch is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to Mr. Aronovitch’s then-current annual base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such termination is a CIC Termination, an amount equal to the sum of the Mr. Aronovitch’s then current base salary and target bonus, generally payable in installments over 12 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such termination is a CIC Termination, an amount equal to the pro-rata portion of Mr. Aronovitch’s annual bonus that would have otherwise been earned by Mr. Aronovitch for the year in which the termination occurs (determined in accordance with the employment agreement and pro-rated based on the number of days Mr. Aronovitch was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs; and

(iii)

if such termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination (or upon the Change in Control, if later), and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

The eligibility of Mr. Aronovitch to receive such severance payments and benefits upon a qualifying termination of employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants described above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”.

In addition, under the employment agreement, the options granted to Mr. Aronovitch (i) will accelerate and become fully vested and exercisable upon a “sale event” of the Company (as defined in the 2016 Plan) and (ii) may be exercised for a period of up to one year following a termination of service with the Company for any reason. Additional information on Mr. Aronovitch’s outstanding option awards can be found under the section titled “—Outstanding Equity Awards at Fiscal Year-End” above.

Further, Mr. Aronovitch’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Aronovitch will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	43

Severance Policy

Mr. Grout is a participant in our severance policy, which provides that he is eligible to receive the following severance payments and benefits in connection with a termination of employment by the Company without cause:

●	An aggregate amount equal to 12 weeks’ base salary, plus two weeks’ base salary for every completed year of service (but not to exceed 20 weeks’ base salary total).

●	Company-subsidized contributed healthcare coverage for one month.

The eligibility of Mr. Grout to receive such severance payments and benefits upon a qualifying termination of employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

One-time Retention Bonuses

If Mr. Aronovitch’s employment is terminated by the Company without “cause” or by Mr. Aronovitch for “good reason” (each, as defined in Mr. Aronovitch’s employment agreement with the Company) prior to June 12, 2025 and within three months prior to or one year following a Change in Control (as defined in the 2021 Plan), subject to Mr. Aronovitch’s timely execution and non-revocation of a release of claims in favor of the Company, then the Company will pay the retention bonus to Mr. Aronovitch within 30 days following the date of such termination.

If Mr. Grout’s employment is terminated by the Company without “cause” (as defined Mr. Grout’s Long-Term Carried Interest Award Agreement with the Company) prior to the Retention Date and within three months prior to or one year following a Change in Control, subject to Mr. Grout’s timely execution and non-revocation of a release of claims in favor of the Company, the Company will pay the retention bonus to Mr. Grout within 60 days following the later of the termination date of the consummation of the Change in Control.

LTIP Awards

Under the award agreements governing the LTIP Awards, upon a Change in Control that is not a Non-Transactional Change in Control (as defined in the applicable award agreement), the LTIP Award will become an Earned LTIP Award based on the CIC Price. To the extent the LTIP Award is assumed by the acquiror in connection with the Change in Control, any portion of the LTIP Award that has become an Earned LTIP Award will convert into a time-vesting award (an “Earned CIC LTIP Award”) that, following the Change in Control, will remain outstanding and eligible to vest (i) with respect to 50% of the Earned CIC LTIP Award on June 12, 2026, and (ii) with respect to the remaining 50% of the Earned CIC LTIP Award on June 12, 2027, subject to the executive’s continued service through the applicable vesting date. To the extent the LTIP Award is not so assumed, 100% of any portion of the LTIP Award that has become an Earned LTIP Award will vest as of immediately prior to the Change in Control. Any portion of the LTIP Award that has not become an Earned LTIP Award as of the Change in Control will be forfeited and terminated.

In addition, if (i) with respect to Messrs. Bair, Ahsan (prior to his termination of employment) and Aronovitch, the executive’s employment or service is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the applicable executive’s employment agreement with the Company), or (ii) with respect to Mr. Grout, the executive’s employment or service is terminated by the Company without “cause” within three months prior to, on or following a Change in Control, then, in either case, subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company:

(i)

If such termination occurs following the last day of the LTIP Award Performance Period or a Change in Control, any then-outstanding portion of the Earned LTIP Award or Earned LTIP CIC Award (as applicable) will vest on an accelerated basis as of the termination date.

(ii)

If such termination occurs within the three months prior to a Change in Control, the award will remain outstanding and eligible to become an Earned LTIP CIC Award during such three-month period, and the Earned LTIP CIC Award will vest on the date of such Change in Control.

(iii)

If an executive experiences a termination of service for any reason other than as described above, any portion of the award that has not become vested on or prior to the date of such termination (including any Earned LTIP Award) automatically will be forfeited and terminated as of the termination date without consideration.

44	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

2022 PSU Awards

Under the award agreements governing the 2022 PSU Awards, upon a Change in Control that is not a Non-Transactional Change in Control (as defined in the applicable award agreement), a number of PSUs will become “earned” based on the greater of (i) the CIC Price and (ii) greatest Average Price Per Share Goal attained prior to the Change in Control. We refer to these as the “Earned CIC PSUs”. However, if the CIC Price is less than $10.00 per share, no more than 100% of the Target PSUs will be become Earned CIC PSUs. To the extent a 2022 PSU Award is assumed by the acquiror in connection with the Change in Control, any Earned CIC PSUs will convert into a time-vesting award that, following the Change in Control, will remain outstanding and eligible to vest on the last day of the 2022 PSU Performance Period, subject to the applicable executive’s continued employment or service through such date. To the extent the 2022 PSU Award is not so assumed, 100% of any Earned CIC PSUs will vest as of immediately prior to the Change in Control. Any PSUs that do not become Earned CIC PSUs as of the Change in Control will be forfeited and terminated.

With respect to the 2022 PSU Awards granted to the NEOs, on a termination of the executive’s employment or service by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable executive’s employment agreement) within three months prior to, on or following a Change in Control, then:

●

If such termination occurs within three months prior to a Change in Control (other than a Non-Transactional Change in Control), then, during such three-month period, the PSU award will remain outstanding and eligible to vest in connection with such Change in Control, as described above.

●	If such termination occurs on or following a Change in Control (other than a Non-Transactional Change in Control), any Earned CIC PSUs as of such termination will fully vest on an accelerated basis.

●

If such termination occurs on or after a Non-Transactional Change in Control, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained prior to the date of termination, will fully vest on an accelerated basis.

If the executive’s employment or service terminates without “cause” or for “good reason” and a Change in Control does not occur within three months following such termination, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained as of the three-month anniversary of the date of termination will fully vest on an accelerated basis in an amount equal to the lesser of (x) such number of earned PSUs and (y) the number of Target PSUs; any such earned PSUs that do not fully vest in accordance with the foregoing shall remain outstanding and eligible to vest on the on last day of the Performance Period, subject to the attainment of the Minimum Share Price Goal.

If an executive experiences a termination of employment or service for any reason other than due to a qualifying termination as described above, all PSUs subject to the award that are not then-vested in full (including any earned PSUs) automatically will be forfeited and terminated as of the date of termination without consideration.

Under the respective award agreements, each award is subject to forfeiture upon a breach of any restrictive covenants applicable to the executive, including, for Mr. Bair, those set forth in his employment agreement (as described above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”).

Michael Burnett Termination

On August 1, 2023, Mr. Burnett’s employment with the Company was terminated by the Company without “cause” (as defined in Mr. Burnett’s employment agreement). In connection with such termination of employment, we paid or provided Mr. Burnett with the following severance payments and benefits, pursuant to his employment agreement with the Company:

●	an amount equal to his then-current base salary, payable in equal installments in accordance with the Company’s normal payroll policies; and

●	Company-subsidized healthcare coverage at the same levels as in effect on the date of termination for up to twelve months following the date of termination.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	45

In consideration of the severance payments and benefits described above, Mr. Burnett was required to execute a general release of claims in favor of the Company. In addition, Mr. Burnett’s eligibility to receive or retain such severance payments and benefits is subject to his continued compliance with the restrictive covenant obligations described above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements.”

In addition, in connection with his termination of employment, all of Mr. Burnett’s equity awards were, to the extent then unvested, cancelled and forfeited.

Ahsan Termination

On December 11, 2023, Mr. Ahsan and the Company mutually agreed that Mr. Ahsan would separate from the Company. Mr. Ahsan was not eligible to receive severance payments or benefits in connection with his separation from the Company.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a “change in control”, in any case, occurring on December 31, 2023. However, (i) for Mr. Burnett, amounts shown reflect the actual severance payments and benefits provided to Mr. Burnett in connection with his termination of employment in 2023, and (ii) for Mr. Ahsan, reflect that he was not entitled to any severance payments or benefits in connection with his termination of employment in 2023. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees.

Name	Payment or Benefit	Termination Without Cause, for Good Reason or due to Non-Renewal (no Change in Control) ($)(1)	Change in Control (no Termination) ($)(2)	Termination Without Cause, for Good Reason or due to Non-Renewal in Connection with a Change in Control ($)
Brian Bair	Cash	650,000	–	1,950,000
	Equity Acceleration(3)	–	–	84,778
	Continued Healthcare	19,079	–	19,079
	Total(4)	669,079	–	2,053,857
Michael Burnett	Cash	400,000	–	–
	Equity Acceleration(3)	–	–	–
	Continued Healthcare	12,110	–	–
	Total(4)	412,110	–	–
Jawad Ahsan	Cash	–	–	–
	Equity Acceleration	–	–	–
	Continued Healthcare	–	–	–
	Total(4)	–	–	–
James Grout	Cash	104,980	–	204,980
	Equity Acceleration(3)	–	–	8,989
	Continued Healthcare	485	–	485
	Total(4)	105,465	–	214,454
Benjamin Aronovitch	Cash	375,000	–	984,375
	Equity Acceleration(3)	–	–	29,674
	Continued Healthcare	25,685	–	25,685
	Total(4)	400,685	–	1,039,734

46	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

(1)

Amounts reflect the payments that would be made to Messrs. Bair and Aronovitch on a termination of employment by the Company without “cause,” by the executive for “good reason” (each, as defined in the applicable employment agreement) or, with respect to Mr. Aronovitch, due to the Company’s non-renewal of the employment term. With respect to Mr. Grout, amounts reflect the payments that would be made to him on a termination of employment by the Company without “cause”.

(2)	With respect to options, RSU awards, 2022 PSU Awards and LTIP Awards, amounts assume the awards are assumed or substituted in connection with the Change in Control.

(3)

Amounts reflected (if any) were calculated by (i) multiplying the number of accelerated shares of common stock underlying the award by $10.25, the closing trading price of our Class A Common Stock on December 29, 2023 (i.e., the last trading day of our last completed fiscal year) and (ii) for the option awards, subtracting the exercise price for the options. With respect to options with an exercise price greater than $10.25 (the closing trading price of our Class A Common Stock on December 29, 2023), no value has been included in the table above.

(4)

Amounts shown for Messrs. Burnett and Ahsan are the actual severance payments and benefits paid or provided (if any) to the executive in connection with his termination of employment in 2023; amounts shown for each other NEO are the maximum potential payment the NEO would have received as of December 31, 2023. Amounts of any reduction pursuant to a 280G best pay provision, if any, would be calculated upon actual termination of employment.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	47

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) (thousands) ($)	Adjusted EBITDA (thousands) ($)(4)
2023	1,775,885	2,244,387	956,946	415,663	7.77	92.30	(117,218)	(82,387)
2022	7,830,078	990,131	1,356,913	(5,286,494)	5.23	68.36	(148,613)	(103,796)
2021	783,689	15,051,082	652,061	5,856,732	72.72	98.95	6,460	29,910
(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Brian Bair	Michael Burnett, Jawad Ahsan, Benjamin Aronovitch and James Grout
2022	Brian Bair	Michael Burnett, Benjamin Aronovitch and Stephen Johnson
2021	Brian Bair	Michael Burnett, Benjamin Aronovitch and Stephen Johnson
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for 2023, as adjusted as follows:

	2023
Adjustments	PEO ($)	Average Non-PEO NEOs ($)

Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table for 2023	(1,117,640)	(763,470)

Increase based on ASC 718 Fair Value of Awards Granted during 2023 that Remain Unvested as of 2023 FY End, determined as of 2023 FY End	1,533,870	213,768

Increase based on ASC 718 Fair Value of Awards Granted during 2023 that Vested during 2023, determined as of Vesting Date	–	–

Increase for Awards Granted during Prior FY that were Outstanding and Unvested as of 2023 FY End, determined based on change in ASC 718 Fair Value from Prior FY End to 2023 FY End	14,970	27,134

Increase for Awards Granted during Prior FY that Vested During 2023, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	37,302	21,341

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during 2023, determined as of Prior FY End	–	(40,056)

Increase based on Dividends or Other Earnings Paid during 2023 prior to Vesting Date	–	–

Increase based on Incremental Fair Value of Options/SARs Modified during 2023	–	–

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for 2023	–	–

Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	–	–

TOTAL ADJUSTMENTS	468,502	(541,283)

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end
date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end
date(s), which utilizes multiple input variables to estimate the probability of satisfying the market condition established for the award, including the expected volatility of our stock price based on the historical

48	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

volatility of our stock price, a risk-free interest rate using the rate of return on U.S. treasury notes equal to the remaining contractual term of the award, and an expected dividend yield of 0% and (iii) for stock options, a Black Scholes value as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using updated assumptions as of the revaluation date. We provide information regarding the assumptions used to calculate the valuation of the award in Notes 1 and 12 to the consolidated financial statements included in the Annual Report on Form
10-K
filed on February 27, 2024.

(3)
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the NASDAQ Real Estate and Other Financial Services Index (the “Peer Group”), through December 31, 2021, 2022 and 2023, assuming a $100 investment on September 1, 2021.

(4)
Adjusted EBITDA is a
non-U.S.
generally accepted accounting principle financial measure, which our management team uses to assess our underlying financial performance. For additional information regarding how Adjusted EBITDA is calculated, please see the section titled “
Cash Incentive Compensation
” in the CD&A above.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation
actually
paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted EBITDA, in each case
, for the fiscal years ended December 31, 2021, 2022, and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	49

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

•	Revenue;

•	Adjusted EBITDA; and

•	Stock price.
For additional details regarding our most important financial performance measures, please see the section entitled “
Cash Incentive Compensation
” in the CD&A above.

50	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

2023 DIRECTOR COMPENSATION

Director Compensation Program

We maintain a non-employee director compensation program (the “Director Compensation Program”), which provides for annual cash retainer fees and long-term equity awards for each of our non-employee directors, other than Roberto Sella (each, an “Eligible Director”). The Director Compensation Program consists of the following components:

Cash Compensation:

●	Annual Retainer: $50,000

●	Annual Committee Chair Retainer:

•	Audit: $20,000

•	Compensation: $20,000

•	Nominating and Governance: $10,000

●	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Compensation: $10,000

•	Nominating and Governance: $5,000

●	Lead Independent Director: $25,000

The annual cash retainers will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service.

Equity Compensation:

●

Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our Board will be granted, automatically on the date on which such Eligible Director is appointed or elected to serve on the Board, an award of RSUs with an aggregate value of $300,000. Each Initial Grant will vest with respect to one-third of the RSUs on each of the first three anniversaries of the grant date, subject to continued service.

●

Annual Grant: An Eligible Director who is serving on our Board as of the date of an annual meeting of stockholders automatically will be granted, on the date of such annual meeting, an award of RSUs. Prior to 2023, the aggregate value of the Annual Grant was $150,000. For 2023, further to a determination by our Board of Directors, each Annual Grant covered a number of shares of our Class A common stock equal to 0.0125% of the aggregate number of shares of our Class A common stock outstanding on the date of the annual meeting of stockholders. Each Annual Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

●	Award Terms:

Other than with respect to the 2023 Annual Grant, the number of RSUs subject to an Initial Grant and/or Annual Grant will be determined by dividing the value of the award by the average closing price of the Company’s common stock for the 30 consecutive calendar days prior to (and including) the date immediately preceding the applicable grant date.

In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2021 Plan), to the extent the Eligible Director will not become, as of immediately following such change in control, a board member of the Company or its ultimate parent company.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	51

Director Deferred Compensation Plan

We also maintain the Offerpad Solutions Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”), which permits our non-employee directors to (i) receive all or a portion of their annual cash retainers (including any cash retainers for service on a committee) earned under the Director Compensation Program in the form of fully vested RSUs and (ii) defer the settlement of all or a portion of any RSU awards granted under the Director Compensation Program.

With respect to 2023, Messrs. DeGiorgio, O’Hara, and Klabin and Ms. Palmer each elected to defer 100% of their annual cash retainers and RSU awards earned or granted under the Director Compensation Program.

Additionally, during 2023, each of Messrs. DeGiorgio, O’Hara, and Klabin and Ms. Palmer held fully vested RSU awards for which the settlement was deferred under the Director Compensation Program.

Director Compensation Table

The following table sets forth compensation paid to or earned by our non-employee directors during the year ended December 31, 2023.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Katie Curnutte	60,000	35,239	92,239
Kenneth DeGiorgio	95,000(3)	35,239	130,239
Alexander Klabin	70,000(3)	35,239	105,239
Ryan O’Hara	75,000(3)	35,239	110,239
Sheryl Palmer	75,000(3)	35,239	110,239
Roberto Sella	–	–	–

(1)

Brian Bair, our Chief Executive Officer, did not receive any compensation for his services as a member of our Board in 2023; the compensation paid to Mr. Bair for the services he provided to our Company during 2023 is reflected in the section titled, “Executive Compensation Tables—Summary Compensation Table.”

(2)

Amounts reflect the full grant-date fair value of RSU awards granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all such awards made to our directors in Notes 1 and 12 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 27, 2024.

(3)

Amounts include the full value of the named individual’s annual cash retainer (including any cash retainers for service on a committee), including any portion thereof that was paid in the form of fully vested RSUs, pursuant to the named individual’s election under the Deferred Compensation Plan. The number of RSUs granted is determined by dividing the value of the aggregate amount of cash fees earned by the closing price of the Company’s Class A Common Stock on the applicable date the cash fees would have otherwise been paid.

The following table shows the aggregate numbers of unvested outstanding RSU awards held as of December 31, 2023 by each non-employee director.

Name	RSU Awards Outstanding at 2023 Fiscal Year End (#)
Katie Curnutte	4,240
Kenneth DeGiorgio	4,240
Alexander Klabin	4,240
Ryan O’Hara	4,240
Sheryl Palmer	4,240
Roberto Sella	–

52	Offerpad Solutions Inc. 2024 Proxy Statement	EXECUTIVE AND DIRECTOR COMPENSATION

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.

The annual total compensation for 2023 for our Chief Executive Officer was $1,775,885, as reported in the Summary Compensation Table. The annual total compensation for 2023 for our median employee, identified as discussed below, was $74,452, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2023, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 24 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

We chose December 31, 2023 as the date for establishing the employee population used in identifying the median employee and used calendar year 2023 as the measurement period. We identified the median employee using the consistently applied compensation measure of wages and other compensation as reported in Box 1 on Form W-2 for each employee employed as of December 31, 2023 (other than our Chief Executive Officer). We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 350 individuals.

The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

EXECUTIVE AND DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2024 Proxy Statement	53

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)	–		–		1,487,203	(2)
Options to purchase common stock	1,078,145	(3)	$12.04	(4)	–
Restricted stock units	368,968	(5)	–		–
LTIP Awards	–	(6)	–		–
Equity compensation plans not approved by security holders	–		–		–
Total	1,447,113		$12.04		1,487,203

(1)

Consists of the OfferPad 2016 Stock Option and Grant Plan (the “2016 Plan”), the Offerpad Solutions Inc. 2021 Incentive Award Plan (the “2021 Plan”) and the Offerpad Solutions Inc. 2021 Employee Stock Purchase Plan (“ESPP”).

(2)	No additional awards will be granted under the 2016 Plan and, as a result, no shares remain available for issuance for new awards under the 2016 Plan.

The number of shares of our Class A Common Stock available for issuance under the 2021 Plan increases annually on the first day of each calendar year, beginning on and including January 1, 2022 and ending on and including January 1, 2031 equal to the lesser of (i) a number of shares such that the aggregate number of shares of Class A Common Stock available for grant under the 2021 Plan immediately following such increase shall be equal to 5% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A Common Stock as is determined by our board of directors.

The number of shares of our Class A Common Stock available for issuance under the ESPP increases annually on the first day of each calendar year, beginning on and including January 1, 2022 and ending on and including January 1, 2031, by the lesser of (a) a number of shares such that the aggregate number of shares of Class A Common Stock available for grant under the ESPP immediately following such increase shall be equal to 1% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (b) such smaller number of shares of Class A Common Stock as determined by our board of directors; provided that, no more than 3,333,333 shares of Class A Common Stock may be issued under the ESPP.

(3)	Consists of 1,036,040 outstanding options to purchase Class A Common Stock under the 2016 Plan and 42,105 outstanding options to purchase Class A Common Stock under the 2021 Plan.

(4)	As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2016 Plan and the 2021 Plan was $11.62 and $22.43, respectively.

(5)	Consists of 249,694 outstanding RSUs and 119,274 outstanding target PSUs under the 2021 Plan. As of December 31, 2023, no RSUs or PSUs have been granted under the 2016 Plan.

(6)

As described above, all or a portion of the LTIP Awards may become are earned based on the price of the Company’s Class A Common Stock at the end of the LTIP Performance Period as compared with applicable Price Per Share Goals, and the number of shares of the Company’s Class A Common Stock that may become issuable under the LTIP Awards will be determined based on the amount by which our per share stock price exceeds the applicable goal. As such, the aggregate number of shares of the Company’s Class A Common Stock that may become issuable under the LTIP Awards is not yet determined. Based on the price of the Company’s Class A Common Stock during 2023, none of the Price Per Share Goals would have been exceeded had the LTIP Performance Period completed as of fiscal-year end, and as a result, no shares are reported in this row.

54	Offerpad Solutions Inc. 2024 Proxy Statement	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth the beneficial ownership of Offerpad’s Class A Common Stock as of April 11, 2024 by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Offerpad’s Class A Common Stock;

●	each of Offerpad’s current named executive officers and directors; and

●	all current executive officers and directors of Offerpad as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 27,301,933 shares of Class A Common Stock outstanding as of April 11, 2024. “Percentage of Total Voting Power” represents voting power with respect to all outstanding shares of our Class A Common Stock, as a single class, as of April 11, 2024. The holders of our Class A Common Stock are entitled to one vote per share. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Class A Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, Offerpad believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Share numbers in the table below, including the footnotes thereto, have been updated to reflect the Company’s 1 for 15 reverse stock split, which became effective on June 12, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	Offerpad Solutions Inc. 2024 Proxy Statement	55

	Class A Common Stock	Percentage of Total Voting Power
Name and Address of Beneficial Owner(1)
5% or Greater Stockholders
Entities affiliated with LL Capital Partners I, L.P. and Roberto Sella(2)	9,727,552	35.6%
First American Financial Corporation(3)	5,119,314	18.8%
Kemnay Advisory Services Inc.(4)	1,379,508	5.1%
Named Executive Officers and Directors
Brian Bair(5)	1,252,174	4.6%
Michael Burnett(6)	71,917	*
Jawad Ahsan(7)	–	*
James Grout(8)	20,096	*
Benjamin Aronovitch(9)	65,746	*
Katie Curnutte(10)	7,119	*
Kenneth DeGiorgio(11)	62,200	*
Alexander Klabin(11)(12)	700,862	2.6%
Ryan O’Hara(11)	666	*
Sheryl Palmer(11)	2,333	*
Roberto Sella(2)	9,727,552	35.6%
All directors and executive officers as a group (9 individuals)	11,838,748	43.4%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2150 E. Germann Rd., Suite 1, Chandler, AZ 85286.

(2)

Based on a Schedule 13D/A filed with the SEC on April 5, 2023 and other information known to the Company. Consists of (i) 6,179,018 shares of Class A Common Stock and 504,313 shares of Class A Common Stock held respectively by LL Capital Partners I, L.P. and by SIF V, LLC, and (ii) 3,044,221 shares of Class A Common Stock held directly by Roberto Sella. LLCP I GP, LLC is the general partner of LL Capital Partners I, L.P. and exercises voting and dispositive power over the shares noted herein held by LL Capital Partners I, L.P. LLCP II GP, LLC is the general partner of SIF V, LLC and exercises voting and dispositive power over the shares noted herein held by SIF V, LLC. Roberto Sella is the sole manager of SIF V, LLC and LLCP II GP, LLC. As the sole manager of SIF V, LLC and LLCP II GP, LLC, Roberto Sella may be deemed to have voting and dispositive power for the shares noted herein held by LL Capital Partners I, L.P. and SIF V, LLC. Each of LL Capital Partners I, L.P., SIF V, LLC and Roberto Sella separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o LL Funds, LLC, 2400 Market Street Philadelphia, PA 19103.

(3)

Based on a Schedule 13D/A filed with the SEC on March 30, 2023 and other information known to the Company. Consists of 5,119,314 shares of Class A Common Stock, held of record by First American Financial Corporation (“First American”). The management of First American exercises voting and dispositive power with respect to these securities. The board of directors of First American is responsible for appointing all of the members of management, and no member of the board of directors of First American is deemed to beneficially own the shares of Class A Common Stock held by First American. The address for First American Financial Corporation is 1 First American Way, Santa Ana, CA 97207.

(4)

Based on a Schedule 13G filed with the SEC on May 22, 2023 and other information known to the Company. Consists of 1,379,508 shares over which Kemnay Advisory Services Inc. holds sole voting and dispositive power. The address for Kemnay Advisory Services Inc. is 45 Rockefeller Plaza, Suite 2100, New York, NY 10111.

(5)

Based on a Schedule 13D/A filed with the SEC on June 9, 2023 and other information known to the Company. Consists of (i) 802,964 shares of Class A Common Stock held directly, (ii) 197,298 shares of Class A Common Stock held by the BBAB 2021 Irrevocable Trust, (iii) 59,534 shares of Class A Common Stock held by The BBAB Living Trust, and (iv) 192,378 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 11, 2024.

(6)

Based on information known to the Company for Mr. Burnett, as of August 1, 2023, the date of Mr. Burnett’s departure from the Company, consists of (i) 1,299 shares of Class A Common Stock and (ii) 70,618 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 11, 2024.

(7)	Based on information known to the as of December 11, 2023, the date of Mr. Ahsan’s departure from the Company.

56	Offerpad Solutions Inc. 2024 Proxy Statement	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(8)	Consists of (i) 620 shares of Class A Common Stock and (ii) 19,476 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 11, 2024.

(9)

Consists of (i) 2,033 shares of Class A Common Stock and (ii) 63,713 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 11, 2024.

(10)	Consists of (i) 3,715 shares of Class A Common Stock and (ii) 3,404 shares of Class A Common Stock underlying RSUs that will vest within 60 days of April 11, 2024.

(11)

Does not include 20,838 shares of Class A Common Stock for Mr. Klabin, 25,594 shares of Class A Common Stock for Mr. DiGiorgio, and 21,818 shares of Class A Common Stock for each of Mr. O’Hara and Ms. Palmer, associated with RSUs that have vested or will vest within 60 days of April 11, 2024, but have not yet been settled in shares of our Class A Common Stock, pursuant to the named individual’s election to defer settlement thereof under the Deferred Compensation Plan.

(12)

Consists of (i) 479,146 shares of Class A Common Stock and (ii) 221,716 shares of Class A Common Stock that would be issuable upon exercise of 3,325,750 warrants that are exercisable within 60 days of April 11, 2024, held by an entity controlled by Mr. Klabin.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	Offerpad Solutions Inc. 2024 Proxy Statement	57

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

All transactions described below that were entered into following the Closing were undertaken in compliance with our Related Person Transaction Policy described above, including review and approval by our Audit Committee

Relationships and Transactions with Directors, Executive Officers and Significant Stockholders

Offerpad’s Related Party Transactions

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

LL Credit Facilities

As of December 31, 2023, we have one senior secured credit facility with a related party and two mezzanine secured credit facilities with a related party. The following summarizes certain details related to these facilities as of December 31, 2023:

($ in thousands)	Borrowing Capacity	Outstanding Amount
Senior secured credit facility with a related party	$50,000	$6,289
Mezzanine secured credit facilities with a related party	$92,000	$23,803

Since October 2016, we have been party to a loan and security agreement (as amended from time to time, the “LL Funds Loan Agreement”), with LL Private Lending Fund, L.P. and LL Private Lending Fund II, L.P., both of which are affiliates of LL Capital Partners I, L.P., which holds more than 5% of our Class A Common Stock. Additionally, Roberto Sella, who is a member of our Board, is the managing partner of LL Funds. The LL Funds Loan Agreement is comprised of a senior secured credit facility and a mezzanine secured credit facility. In November 2023, the LL Funds Loan Agreement was amended and restated to, among other things, extend the

58	Offerpad Solutions Inc. 2024 Proxy Statement	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

maturity of the senior secured credit facility and mezzanine credit facility to March 31, 2025 and decrease the amounts we may borrow under the senior secured credit facility and a mezzanine secured credit facility to $50.0 million and $22.0 million, respectively. The LL Funds Loan Agreement also provides us with the option to borrow above the fully committed borrowing capacity, subject to the lender’s discretion. Refer to Note 8, Credit Facilities and Other Debt of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for further details about the facilities under the LL Funds Loan Agreement.

Since March 2020, we have also been party to a mezzanine loan and security agreement (as amended from time to time, the “LL Mezz Loan Agreement”), with LL Private Lending Fund II, L.P. In November 2023, the LL Mezz Loan Agreement was amended to, among other things, extend the maturity date for the facility to June 7, 2025 and decrease the maximum principal amount we may borrow to $70.0 million. Refer to Note 8, Credit Facilities and Notes Payable of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for further details about the mezzanine facility under the LL Mezz Loan Agreement.

We paid interest for borrowings under the LL facilities of $9.4 million and $4.1 million during the years ended December 31, 2022 and 2023, respectively.

Use of First American Financial Corporation’s Services

First American Financial Corporation (“First American”), which holds more than 5% of our Class A Common Stock, through its subsidiaries is a provider of title insurance and settlement services for real estate transactions and a provider of property data services. We use First American’s services in the ordinary course of our home-buying and home-selling activities. We paid First American $18.1 million and $7.3 million during the year ended December 31, 2022 and 2023, respectively, for its services, inclusive of the fees for property data services.

Warehouse Lending Facility with FirstFunding, Inc.

In July 2022, Offerpad Mortgage, LLC (“OPHL”), a wholly owned subsidiary of the Company, entered into a warehouse lending facility with FirstFunding, Inc. (“FirstFunding”), a wholly owned subsidiary of First American, which holds more than 5% of our Class A common stock. OPHL uses the warehouse lending facility to fund mortgage loans it originates and then sells to third-party mortgage servicers. The committed amount under the facility is $15.0 million and OPHL pays certain customary and ordinary course fees to FirstFunding under the facility, including a funding fee per loan and interest. There were no amounts outstanding under the facility as of either December 31, 2022 or 2023, respectively.

Compensation of Immediate Family Members of Brian Bair

Offerpad employs two of Brian Bair’s brothers, along with Mr. Bair’s sister-in-law. The following details the total compensation paid to Mr. Bair’s brothers and Mr. Bair’s sister-in-law, which includes both base salary and annual performance-based cash incentives, during the years ended December 31, 2022 and 2023, respectively:

($ in thousands)	2023	2022
Mr. Bair’s brother 1	$680	631
Mr. Bair’s brother 2	640	594
Mr. Bair’s sister-in-law	142	123
Total	$1,462	1,348

During the year ended December 31, 2022, Mr. Bair’s brothers and Mr. Bair’s sister-in-law received grants of equity awards under the 2021 Plan, which included awards of RSUs, PSUs and/or stock options, as follows:

	Number of RSUs	Number of Target PSUs	Number of Stock Options

Mr. Bair’s brother 1	5,624	8,436	—

Mr. Bair’s brother 2	5,293	7,940	—

Mr. Bair’s sister-in-law	200	—	400

Total	11,117	16,376	400

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	Offerpad Solutions Inc. 2024 Proxy Statement	59

In addition, in June 2022, Mr. Bair’s brothers each entered into employment agreements with the Company with customary severance and other terms provided to similarly situated executives.

During the year ended December 31, 2023, Mr. Bair’s brothers and Mr. Bair’s sister-in-law received grants of long-term incentive awards (“LTI Award”). Each LTI Award will become earned during the three-year performance period based on the appreciation in the price of the Company’s Class A common stock over the pre-determined price per share goals set forth in the LTI Award agreements. The portion of the LTI Award that will become earned will be determined based on the average share price over the 60 consecutive calendar-day period ending on (and including) the end of the performance period, the total number of shares of the Company’s common stock outstanding as of the last day of the performance period and the participant sharing rates as set forth in the LTI Award agreements. Refer to Note 12. Stock-Based Awards, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for further details.

2023 Private Placement

On January 31, 2023, we entered into a pre-funded warrants subscription agreement (the “Subscription Agreement”) with certain investors (the “Investors”), including Brian Bair, our founder, Chief Executive Officer and Chairman of the Board, Roberto Sella, a member of our Board, First American, a holder of more than 10% of our Class A Common Stock, and Kenneth DeGiorgio, a member of our Board and Chief Executive Officer of First American, pursuant to which we sold and issued to the Investors pre-funded warrants (the “Pre-funded Warrants”) to purchase shares (the “Warrant Shares”) of Class A Common Stock. The aggregate gross proceeds to the Company was approximately $90.0 million. Pursuant to the Subscription Agreement, (i) Mr. Bair purchased Pre-funded Warrants for approximately $0.5 million, (ii) Mr. Sella purchased Pre-funded Warrants for approximately $24.7 million, (iii) First American purchased Pre-funded Warrants for approximately $25.0 million, and (iv) Mr. DeGiorgio purchased Pre-funded Warrants for approximately $0.5 million.

The Pre-funded Warrants became exercisable during March 2023. All of the Pre-funded Warrants were subsequently exercised. As of December 31, 2023, there were no remaining Pre-funded Warrants outstanding.

Supernova’s Related Party Transactions

Supernova entered into a forward purchase agreement with affiliates of Supernova Partners LLC (the “Supernova Sponsor”) pursuant to which such affiliates committed to purchase, and did purchase from Supernova 5,000,000 units, consisting of one share of Class A Common Stock and one-third of one warrant to purchase one share of Class A Common Stock for $10.00 per unit, or an aggregate amount of up to $50,000,000, in a private placement that closed concurrently with the closing of the Business Combination with Offerpad.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, Supernova, the Supernova Insiders and Offerpad entered into the Sponsor Support Agreement pursuant to which the Supernova Sponsor has agreed that 20% of its shares of Class B common stock issued in connection with the IPO (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of the Company’s Class A common stock equals or exceeds $12.00 (which amount did not take into account or reflect the Company’s 1 for 15 reverse stock split, which became effective on June 12, 2023) for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of the Company. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited.

Registration Rights Agreement

On the Closing Date, the Company, the Supernova Sponsor, certain independent directors of Supernova, the parties to the Supernova Forward Purchase Agreements, certain former stockholders of Offerpad and other parties entered into an Amended and Restated Registration Rights Agreement, dated September 1, 2021 (the “Registration Rights Agreement”), pursuant to which we have agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities that are held by the parties thereto from time to time. The Registration Rights Agreement will terminate on the earlier of (i) the five year anniversary of the date of the Registration Rights Agreement or (ii) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).

60	Offerpad Solutions Inc. 2024 Proxy Statement	STOCKHOLDERS’ PROPOSALS

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our principal executive offices in writing not later than December 25, 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 4, 2025 and no later than March 6, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 4, 2025, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19(b) under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

OFFERPAD’S ANNUAL REPORT ON FORM 10-K	Offerpad Solutions Inc. 2024 Proxy Statement	61

OFFERPAD’S ANNUAL REPORT ON FORM 10-K

A copy of Offerpad’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 11, 2024 without charge upon written request addressed to:

Offerpad Solutions Inc.

Attention: Secretary

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at investor.offerpad.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Benjamin A. Aronovitch

Chief Legal Officer and Secretary

Chandler, Arizona

April 24, 2024

Offerpad

offerpad.com
NYSE Stock Symbol: **OPAD**

OFFERPAD SOLUTIONS INC. (OPAD) 2150 E. GERMANN ROAD, SUITE 1 CHANDLER, ARIZONA 85286

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/OPAD2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32175-P05847	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

OFFERPAD SOLUTIONS INC. (OPAD)			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following Class III director nominees:
1.	Election of Class III Directors

Nominees:

	01)	Ryan O’Hara
	02)	Sheryl Palmer

The Board of Directors recommends you vote FOR Proposal 2.							For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board of Directors recommends you vote FOR Proposal 3.							For	Against	Abstain

3.	Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V32176-P05847

OFFERPAD SOLUTIONS INC. (OPAD)

Proxy Solicited on Behalf of the Board of Directors of the Company

for the Annual Meeting of Stockholders

June 4, 2024, 8:00 a.m. PT

The undersigned stockholder(s) hereby appoints(s) Brian Bair and Benjamin Aronovitch and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of Class A common stock of Offerpad Solutions Inc. (OPAD) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. PT on June 4, 2024, at www.virtualshareholdermeeting.com/OPAD2024, and any continuation, adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side